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                                                                    EXHIBIT 10.6

                               AMENDMENT SEVEN TO
                              DEVELOPMENT AGREEMENT

         This Amendment Seven, with an effective date of October 6, 2000, between SRI International, a California, non-profit and public benefit corporation, having a place of business located at 333 Ravenswood Avenue, Menlo Park, CA 94025 (hereinafter "SRI") and Lipid Sciences Incorporated, an Arizona corporation, having a place of business located at 7068 Koll Center Parkway, Suite 401, Pleasanton, CA 94566 (hereinafter "LSI").

         WHEREAS, SRI and LSI have entered into a development agreement having an effective date of October 6, 2000 and An Amendment One thereto dated March 8, 2001 and Amendment Two dated March 28, 2001, Amendment Three dated May 12, 2001, Amendment Four dated May 13, 2001, Amendment Five dated May 13, 2001 and Amendment 6 dated 12/05/01 (hereinafter individually and collectively "Development Agreement") and which the parties hereby amend; and

         WHEREAS, the parties intend that this Amendment Seven clarify that Paragraph 5.1 of the Confidentiality clause includes all interactions between the parties during the term of this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, SRI and LSI agree as follows:

1. For consistency and unless otherwise defined herein all initially capitalized terms shall have the meaning set forth in the Development Agreement.

2.       Paragraph 5. 1, replace line 11 through the end of the sentence on line
         12 to read: ".... in connection with the interaction between the parties during the term of this Agreement.." Lines 12-13: delete "To the extent that disclosure is authorized by this Agreement," and begin that sentence with "Prior to the disclosure..."

         Incorporation of the changes identified above results in Paragraph 5.1 to now read as follows:

         5.1 Confidential Information. During the term of this Agreement, and five (5) years thereafter, following the expiration or earlier termination hereof, each party shall exercise reasonable care to maintain in confidence all information of the other party (including samples) disclosed by the other party and identified at the time of disclosure, to be confidential ("Confidential Information"), and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those directors, officers, employees, agents, permitted sublicensces and permitted assignees, to the extent such disclosure is reasonably necessary in connection with the interaction between the parties during the term of this

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                  Agreement. Prior to disclosure, each party hereto shall obtain the written agreement of any such Person, who is not otherwise bound by fiduciary obligations to such party, to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. Each party shall notify the other promptly upon discovery of the any unauthorized use or disclosure of the other party's Confidential Information.

         3. Unless expressly amended by this Amendment Seven, all other terms and conditions of the Development Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date last subscribed below.

         SRI:                          LSI:
         SRI International             Lipid Sciences, Incorporated

         By: /s/ V. Rene Harmount      By:  /s/ Phil Radlick
             ------------------------      -----------------
             V. Rene Harmount              Phil Radlick, Ph.D.
             Group Manager, Contracts      President and Chief Executive Officer

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